Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of June 25, 2020, and is made by and among Delmar Bancorp, a Maryland corporation (“Company”), and the purchaser of the Subordinated Note identified on the signature page hereto (the “Purchaser”).

RECITALS

WHEREAS, Company has requested that the Purchaser purchase from Company a Subordinated Note (as defined herein) in the principal amount set forth on Purchaser’s signature page (the “Subordinated Note Amount”), which amount is intended to meet the qualifications for inclusion as Tier 2 Capital (as defined herein);

WHEREAS, the Purchaser is an “accredited investor” as such term is defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as well as a “qualified institutional buyer” as such term is defined in Rule 144A promulgated under the Securities Act (“QIB”);

WHEREAS, the offer and sale of the Subordinated Note by Company is being made pursuant to one or more available exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) of the Securities Act and the provisions of Rule 506(b) of Regulation D promulgated thereunder; and

WHEREAS, Purchaser is willing to purchase from Company a Subordinated Note in the Subordinated Note Amount in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Note.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.            DEFINITIONS.

1.1              Defined Terms. The following capitalized terms generally used in this Agreement and in the Subordinated Note have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Articles” has the meaning set forth in Section 3.2.1.2.

“Bank” refers either to The Bank of Delmarva, a Delaware-chartered non-member bank with its principal place of business located in Seaford, Delaware (“Delmarva”),or Virginia Partners Bank, a Virginia-chartered state member bank with its principal place of business located in Fredericksburg, Virginia, (“Virginia Partners”), as applicable; “Banks” refers to Delmarva and Virginia Partners collectively.

“Bank Holding Company Act” has the meaning set forth in Section 3.2.1.6.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Maryland are permitted or required by any applicable law or executive order to close.

“Bylaws” has the meaning set forth in Section 3.2.1.2.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” means June 25, 2020.

“Common Stock” means the Company’s common stock, $0.01 par value per share.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to Company.

“Company’s Reports” means (i) audited consolidated financial statements of Company and the Banks, as applicable, as of and for the year ended December 31, 2019; (ii) the unaudited consolidated financial statements of Company and the Banks, as applicable, for the quarter ended March 31, 2020, (iii) Company’s Parent Company Only Financial Statements for Small Holding Companies (FR Y-9SP) as of and for the year ended December 31, 2019 filed with the FRB, and (iv) each of the Banks’ consolidated reports of condition and income (or call report) as of and for the year ended December 31, 2019 filed with the Federal Financial Institutions Examination Council’s Central Data Repository.

“Condition or Release” means any presence, use, storage, transportation, discharge, disposal, release or threatened release of any Hazardous Materials.

“Control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Disbursement” has the meaning set forth in Section 3.1.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

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“Event of Default” has the meaning set forth in the Subordinated Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Advisor” means Piper Sandler & Co., independent financial advisor to Company in connection with this Agreement.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including each applicable Regulatory Agency) with jurisdiction over Company, either Bank or any of their Subsidiaries.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

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“Indebtedness” means: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company or any Subsidiary of Company; and (ii) all obligations secured by any lien on property owned by Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of Company’s or the Banks’ business (including without limitation federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company or the Banks, repurchase arrangements, interest rate swaps and financing through the Paycheck Protection Program Liquidity Facility) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations, business or assets of the Company, either Bank and/or their respective Subsidiaries, or (ii) would materially impair the ability of the Company, either Bank and/or their respective Subsidiaries to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby or thereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Company, Bank, or Purchaser, (4) pandemics, epidemics, disease outbreaks, and other public health emergencies, including the Coronavirus disease (COVID-19), (5) direct effects of compliance with this Agreement on the operating performance of Company, the Banks, or Purchaser, including expenses incurred by Company, the Banks, or Purchaser in consummating the transactions contemplated by this Agreement, and (6) the effects of any action or omission taken by Company or the Banks with the prior written consent of Purchaser, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Note.

“Maturity Date” means July 1, 2030.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Property” means any real property owned or leased by Company or any Affiliate or Subsidiary of Company.

“Purchaser” has the meaning set forth in the preamble hereto.

“QIB” has the meaning set forth in the Recitals.

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“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulatory Agencies” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Company, the Banks or any of their Subsidiaries.

“Regulatory Approval” has the meaning set forth in Section 3.2.1.6.

“Securities Act” has the meaning set forth in the Recitals.

“State Regulator” has the meaning set forth in Section 3.2.1.6.

“Subordinated Note” means the Subordinated Note in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note (any one or more Subordinated Notes into which this Subordinated Note may be subdivided, exchanged, or substituted in the future referred to, collectively, with this Subordinated Note, as the “Subordinated Notes”).

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, 12 C.F.R. Part 225, and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.1.

1.2              Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement and the Subordinated Note shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3              Exhibits Incorporated. All Exhibits attached are hereby incorporated into this Agreement.

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2.            SUBORDINATED DEBT.

2.1              Certain Terms. Subject to the terms and conditions herein contained, Company proposes to issue and sell to the Purchaser a Subordinated Note in an amount equal to the Subordinated Note Amount. Purchaser agrees to purchase the Subordinated Note from Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Note. The Subordinated Note Amount shall be disbursed in accordance with Section 3.1. The Subordinated Note shall bear interest per annum as set forth in the Subordinated Note. The unpaid principal balance of the Subordinated Note plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by Purchaser in accordance with the terms of the Subordinated Note and this Agreement or (ii) Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Note.

2.2              Subordination. The Subordinated Note shall be subordinated in accordance with the subordination provisions set forth therein.

2.3              Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Note shall be repaid in full. Company acknowledges and agrees that Purchaser has not made any commitments, either express or implied, to extend the terms of the Subordinated Note past its Maturity Date, and shall not extend such terms beyond the Maturity Date unless Company and Purchaser hereafter specifically otherwise agree in writing.

2.4              Unsecured Obligations. The obligations of Company to Purchaser under the Subordinated Note shall be unsecured and not covered by a guarantee of the Company or any Affiliate of the Company.

2.5              The Closing. The execution and delivery of the Transaction Documents (the “Closing”) shall occur on the Closing Date at such place or time or on such other date as the parties hereto may agree.

2.6              Payments. Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Note.

2.7              Right of Offset. Purchaser hereby expressly waives any right of offset Purchaser may have against Company or any of its Subsidiaries.

2.8              Use of Proceeds. Company shall use the net proceeds from the sale of the Subordinated Note for general corporate purposes, which may include, without limitation, investments in the Banks as regulatory capital, repayment or redemption of outstanding Indebtedness, providing capital to support organic growth or growth through strategic acquisitions, and capital expenditures.

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3.            DISBURSEMENT.

3.1         Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company or waived by the Purchaser and Company has executed and delivered to Purchaser this Agreement and such Purchaser’s Subordinated Note and any other related documents in form and substance reasonably satisfactory to Purchaser, Purchaser shall disburse the Subordinated Note Amount, which is set forth on Purchaser’s signature page, in immediately available funds to Company in exchange for a Subordinated Note with a principal amount equal to such Subordinated Note Amount (the “Disbursement”). Company will deliver to the Purchaser one or more certificates representing the Subordinated Note in definitive form (or provide evidence of the same with the original to be delivered by Company by overnight delivery on the next business day in accordance with the delivery instructions of Purchaser), registered in such names and denominations as Purchaser may request.

3.2         Conditions Precedent to Disbursement.

3.2.1          Conditions to the Purchaser’s Obligation. The obligation of Purchaser to consummate the purchase of the Subordinated Note to be purchased by it at Closing and to effect the Disbursement is subject to the fulfillment of or delivery by or at the direction of Company to such Purchaser, on or prior to the Closing Date, of each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):

3.2.1.1       Transaction Documents. This Agreement and the Subordinated Note (collectively, the “Transaction Documents”), each duly authorized and executed by Company.

3.2.1.2       Authority Documents.

(a)	A copy, certified by the Secretary or Assistant Secretary of Company, of the articles of incorporation of Company and all amendments thereto as in effect as of the Closing Date (the “Articles”);

(b)	A certificate of status of Company issued by the Maryland State Department of Assessments and Taxation;

(c)	A copy, certified by the Secretary or Assistant Secretary, of the bylaws of Company and all amendments thereto as in effect as of the Closing Date (the “Bylaws”);

(d)	A copy, certified by the Secretary or Assistant Secretary of Company, of the resolutions of the board of directors of Company, and any committee thereof, authorizing the execution, delivery and performance of the Transaction Documents;

(e)	An incumbency certificate of the Secretary or Assistant Secretary of Company certifying the names of the officer or officers of Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

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(f)	The opinion of Troutman Sanders LLP, counsel to Company, dated as of the Closing Date, substantially in the form set forth at Exhibit B attached hereto addressed to the Purchaser.

3.2.1.3       Representations and Warranties. The representations and warranties of Company set forth in Section 4 of this Agreement that do not contain a “Material Adverse Effect” qualification or other express materiality or similar qualification shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date, except where the failure of such representations and warranties to be so true and correct does not have a Material Adverse Effect; provided, however, that representations and warranties made as of a specified date need only be true and correct as of such date. The representations and warranties of Company set forth in Section 4 of this Agreement that contain a “Material Adverse Effect” qualification or any other express materiality or similar qualification shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date; provided, however, that representations and warranties made as of a specified date need only be true and correct as of such date.

3.2.1.4       Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.2.1.5       Other Requirements. Such other additional information regarding Company, the Banks and any other Subsidiary of Company or the Banks and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as a Purchaser may reasonably require.

3.2.1.6       Consents and Approvals. The Company shall file any required applications, filings and notices required in connection with this Agreement, as applicable, with (i) the FRB (under the Bank Holding Company Act of 1956, as amended (“Bank Holding Company Act”)), and (ii) the Office of the Commissioner of Financial Regulation of the Maryland State Department of Labor, Licensing and Regulation (the “State Regulator”), and receive approval of, or consent or nonobjection to, the foregoing applications, filings and notices (“Regulatory Approval”).

3.2.2         Conditions to Company’s Obligation. The obligation of Company to consummate the sale of the Subordinated Note and to effect the Closing is subject to delivery by Purchaser to the Company of this Agreement, duly authorized and executed by such Purchaser, and the purchase price from the Purchaser in an amount equal to the stated principal amount of the Subordinated Note.

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4.            REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants to Purchaser as follows:

4.1          Organization and Authority.

4.1.1          Organization Matters of Company and Its Subsidiaries.

4.1.1.1        Company is a bank holding company registered with the FRB under the Bank Holding Company Act of 1956, as amended. Company is a business corporation validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4.1.1.2        The entities listed on Schedule 4.1.1.2 are the only direct or indirect Subsidiaries of the Company. Each Subsidiary of the Company and the Banks either has been duly organized and is validly existing as a corporation or limited liability company, or, in the case of the Banks, has been duly chartered and is validly existing, in the case of Delmarva as a Delaware chartered bank, and in the case of Virginia Partners, as a Virginia-chartered bank, in each case in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of, or other equity interests in, any Subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary of the Company or any other Person.

4.1.1.3        The deposit accounts of the Banks are insured by the FDIC up to applicable limits. Neither Company nor Bank has received any notice or other information indicating that either Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of either Bank as an FDIC-insured institution. Company and its Subsidiaries have made payment of all franchise and similar taxes in all of the respective jurisdictions in which they are incorporated, chartered or qualified, except for any such taxes (i) where the failure to pay such taxes will not have a Material Adverse Effect, (ii) the validity of which is being contested in good faith or (iii) for which proper reserves have been set aside on the books of Company or any applicable Subsidiary of Company, as the case may be.

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4.1.2          Capital Stock and Related Matters. The Articles of Company authorize Company to issue 40,000,000 shares of capital stock, all of which shares are initially classified as Common Stock; the Board of Directors of Company may classify and reclassify any unissued shares of capital stock, including as shares of preferred stock, by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions and dividends, qualifications or terms or conditions of redemption of such shares of stock. As of the date of this Agreement, there are 17,809,185 shares of Common Stock issued and outstanding and zero shares of the Company’s preferred stock issued and outstanding. All of the outstanding capital stock of the Banks is owned beneficially and of record by Company and has been duly authorized and validly issued and is fully paid and non-assessable. All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and non-assessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such agreement or commitment to any Person other than Company except pursuant to Company’s equity incentive plans duly adopted by Company’s Board of Directors.

4.2         No Impediment to Transactions.

4.2.1          Transaction is Legal and Authorized. The issuance of the Subordinated Note, the borrowing of the Subordinated Note Amount, the execution of the Transaction Documents and compliance by Company with all of the provisions of the Transaction Documents are within the corporate and other powers of Company.

4.2.2          Agreement. This Agreement has been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the Purchaser, constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3          Subordinated Note. The Subordinated Note has been duly authorized by Company and when executed by Company and issued, delivered to and paid for by the Purchaser in accordance with the terms of the Agreement, will have been duly executed, issued and delivered, and will constitute legal, valid and binding obligations of Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.4          Exemption from Registration. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Note. Assuming the accuracy of the representations and warranties of Purchaser set forth in this Agreement, the Subordinated Note will be issued in a transaction exempt from the registration requirements of the Securities Act.

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4.2.5              No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Articles or Bylaws of Company; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or either Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to Company or either Bank; or (4) any statute, rule or regulation applicable to Company, except, in the case of items (2), (3) or (4), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company, either Bank or any of their Subsidiaries. Neither Company, either of the Banks nor any of their Subsidiaries are in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company, either Bank or any of their Subsidiaries, as applicable, is a party or by which Company, either Bank or any of their Subsidiaries, as applicable, or any of their properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

4.2.6              Governmental Consent. Except as contemplated under Section 3.2.1.6. above, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations. The Company and Bank have received from the Regulatory Agencies any required approval of, or consent or nonobjection to, the issuance and sale of the Subordinated Note contemplated by this Agreement.

4.3         Possession of Licenses and Permits. Each of Company, the Banks and their Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect; Company and each Subsidiary of Company are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

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4.4         Financial Condition.

4.4.1              Company Financial Statements. The financial statements of Company included in Company’s Reports (including the related notes, where applicable), which have been provided to or are publicly available to Purchaser (i) have been prepared from, and are in accordance with, the books and records of Company or the Banks, as applicable; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Company and the Banks have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Neither Company nor Bank has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet (or notes thereto) of Company contained in Company’s Reports for Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.4.2              Absence of Default. Since December  31, 2019, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Company the right to accelerate the maturity of any material Indebtedness of Company. Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect.

4.4.3              Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Company has capital sufficient to carry on its business and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.

4.4.4              Ownership of Property. Company, the Banks and each of their Subsidiaries have good and marketable title as to all real property owned by such entity and good title to all assets and properties owned by Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent consolidated balance sheet of the Company contained in Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such consolidated balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public deposits or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank or FRB, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Banks acting in a fiduciary capacity, (ii) statutory liens for amounts not yet due or delinquent or that are being contested in good faith and (iii) such liens that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company, either Bank or any of their Subsidiaries. Company, the Banks and each of their Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company’s Reports.

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4.5        No Material Adverse Change. Since December 31, 2019, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

4.6         Legal Matters.

4.6.1              Compliance with Law. Company, the Banks and each of their Subsidiaries (i) have complied with and (ii) are not under investigation with respect to, and, to Company’s knowledge, have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect. Company, the Banks and each of their Subsidiaries are in compliance with, and at all times prior to the date hereof have been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, and (y) their own privacy policies and written commitments to their respective customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of their respective customers, consumers and employees, in each case except where any such failure to comply, would not result, individually or in the aggregate, in a Material Adverse Effect. At no time during the two years prior to the date hereof has the Company, either Bank or any of their Subsidiaries received any notice asserting any violations of any of the foregoing, except for any violations that (A) have been resolved or (B) that have not had, and are not reasonably expected to have, a Material Adverse Effect.

4.6.2              Regulatory Enforcement Actions. Company and its Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, the failure to comply with which would have a Material Adverse Effect. None of Company, its Subsidiaries, nor any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company’s knowledge, (i) any such restrictions threatened, (ii) any agreements, memoranda, commitment letters, supervisory letters or similar regulatory correspondence, or other commitments being sought by any Governmental Agency, or (iii) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency that remain unresolved.

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4.6.3              Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to Company’s knowledge, threatened or proposed, against Company, either Bank or any of their Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect or affect issuance or payment of the Subordinated Note; and neither Company, either Bank nor any of their Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect.

4.6.4              Environmental. No Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials, and neither Company, either Bank nor any of their Subsidiaries have engaged in such activities. There are no claims or actions pending or, to Company’s knowledge, threatened against Company, either Bank or any of their Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5              Brokerage Commissions. Except for fees payable to its Financial Advisor, neither Company nor any Affiliate of Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6              Investment Company Act. Neither Company, either Bank nor any of their Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7         No Material Misstatement or Omission. None of the representations, warranties, covenants and agreements contained in this Agreement or in any certificate or other document delivered to Purchaser by or on behalf of Company, either Bank or any of their Subsidiaries pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Purchaser.

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4.8         Internal Accounting Controls. Each of Company and the Banks has established and maintains a system of internal control over financial reporting that pertains to the maintenance of records that accurately and fairly reflect the transactions and dispositions of Company’s assets (on a consolidated basis), provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that Company’s and the Banks’ receipts and expenditures are being made only in accordance with authorizations of Company management and Board of Directors, and provides reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of Company on a consolidated basis that could have a Material Adverse Effect. Such internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of Company’s financial reporting and the preparation of Company’s financial statements for external purposes in accordance with GAAP. Since the conclusion of Company’s last completed fiscal year there has not been and there currently is not (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect its ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in Company’s or the Banks’ internal control over financial reporting. Company (A) has implemented and maintains disclosure controls and procedures reasonably designed and maintained to ensure that material information relating to Company is made known to the Chief Executive Officer and the Chief Financial Officer of Company by others within Company and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s outside auditors and the audit committee of Company’s Board of Directors any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Company’s internal controls over financial reporting. Such disclosure controls and procedures are effective for the purposes for which they were established.

4.9         Tax Matters. Company and each Bank have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that they are required to file (taking into account extensions) with governmental tax agencies, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by them (taking into account extensions) and any other material tax assessment, fine or penalty levied against them other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.10       Exempt Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Subordinated Note by the Company to the Purchaser.

4.11       Representations and Warranties Generally. The representations and warranties of Company set forth in this Agreement and in any certificate or other document delivered to Purchaser by or on behalf of Company, either Bank or any of their Subsidiaries pursuant to or in connection with this Agreement that do not contain a “Material Adverse Effect” qualification or other express materiality or similar qualification are true and correct as of the date hereof and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct does not have a Material Adverse Effect; provided, however, that any such representations and warranties made as of a specified date need only be true and correct as of such date. The representations and warranties of Company set forth in this Agreement and in any certificate or other document delivered to Purchaser by or on behalf of Company, either Bank or any of their Subsidiaries pursuant to or in connection with this Agreement that contain a “Material Adverse Effect” qualification or any other express materiality or similar qualification are true and correct as of the date hereof and as of the Closing Date; provided, however, that any such representations and warranties made as of a specified date need only be true and correct as of such date.

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5.            GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Company hereby further covenants and agrees with the Purchaser as follows:

5.1         Compliance with Transaction Documents. Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.

5.2         Affiliate Transactions. Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3         Compliance with Laws.

5.3.1              Generally. Company shall comply and cause each Bank and each of their other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

5.3.2              Regulated Activities. Company shall not itself, nor shall it cause, permit or allow either Bank or any of their Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.3.3              Taxes. Company shall, and shall cause each Bank and any of their Subsidiaries to, promptly pay and discharge (i) all taxes, assessments and other governmental charges imposed upon Company, either Bank or any of their Subsidiaries or upon the income, profits, or property of Company, either Bank or any of their Subsidiaries and (ii) all claims for labor, material or supplies that, if unpaid, might by law become a lien or charge upon the property of Company, either Bank or any of their Subsidiaries. Notwithstanding the foregoing, none of Company, either Bank or any of their Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof is being contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company, each Bank and such other Subsidiary.

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5.3.4              Corporate Existence. Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company; (ii) the existence (corporate or other) of each subsidiary of the Company and the Banks; and (iii) the rights (constituent governing documents and statutory), licenses and franchises of the Company and each subsidiary of the Company and the Banks; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries (other than the Banks) or any such right, license or franchise of the Company or any of its subsidiaries (other than the Banks) if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders; provided further that the Company may in its discretion merge the Banks into one another.

5.3.5              Dividends, Payments, and Guarantees During Event of Default. Upon the occurrence of an Event of Default (as defined under the Subordinated Note), until such Event of Default is cured by the Company or waived by the Purchaser in accordance with Section 17 of the Subordinated Notes, Company shall not, except as may be required by any federal or state Governmental Agency, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Note, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s Common Stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s Common Stock related to the issuance of Common Stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans (including any repurchases or acquisitions in connection with the forfeiture of any stock award, cashless or net exercise of any option, or acceptance of Common Stock in lieu of an award recipient’s tax obligations under any equity award).

5.3.6              Tier 2 Capital. If all or any portion of the Subordinated Note ceases to qualify for inclusion as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Note, Company will immediately notify the Purchaser, and thereafter, the Company and the Purchaser will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Note to qualify as Tier 2 Capital.

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5.3.7              Environmental Matters. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Company shall: (a) exercise, and cause each Bank and each of their Subsidiaries to exercise, due diligence in order to comply in all material respects with all Hazardous Materials Laws; and (b) promptly take any and all necessary remedial action in connection with any Condition or Release or threatened Condition or Release on, under or about any Property in order to comply in all material respects with all applicable Hazardous Materials Laws; provided, however, that Company shall not be deemed to be in breach of the foregoing covenant if and to the extent it has not taken such remedial actions due to (x) its diligent pursuit of an available statutory or administrative exemption from compliance with the relevant Hazardous Materials Law from the appropriate Governmental Agency (and no penalties for non-compliance with the relevant Hazardous Materials Law(s) shall accrue as a result of such non-compliance, without rebate or waiver if such exemption or waiver is granted), or (y) is actively and diligently contesting in good faith any Governmental Agency’s order, determination or decree with respect to the applicability or interpretation of any such relevant Hazardous Materials Law and/or the actions required under such laws or regulations in respect of such Condition or Release. In the event Company, either Bank or any other Subsidiary of Company or the Banks undertakes any remedial action with respect to such Hazardous Material on, under or about any Property, Company, each Bank or such other Subsidiary shall conduct and complete such remedial action in compliance with all applicable Hazardous Materials Laws and in accordance with the policies, orders and directives of all Governmental Agencies.

5.4         Absence of Control. It is the intent of the parties to this Agreement that in no event shall Purchaser, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, Company, and Purchaser shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company

5.5         Rule 144A Information. While the Subordinated Note remains a “restricted security” within the meaning of the Securities Act, Company will make available, upon request, to any seller of such Subordinated Note the information specified in Rule 144A(d)(4) under the Securities Act, unless Company is then subject to Section 13 or 15(d) of the Exchange Act.

6.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

Purchaser hereby represents and warrants to Company, and covenants with Company, as follows:

6.1         Legal Power and Authority. Purchaser has all necessary power and authority to execute, deliver and perform Purchaser’s obligations under this Agreement and to consummate the transactions contemplated hereby. Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation.

6.2         Authorization and Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Purchaser, and this Agreement has been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the other parties hereto, is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3         No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) Purchaser’s organizational documents, (ii) any agreement to which Purchaser is party, (iii) any law applicable to Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting Purchaser.

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6.4         Purchase for Investment. Purchaser is purchasing the Subordinated Note for Purchaser’s own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Note in any manner.

6.5         Institutional Accredited Investor. Purchaser is and will be on the Closing Date (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets and (ii) a QIB.

6.6         Financial and Business Sophistication. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of Purchaser’s prospective investment in the Subordinated Note. Purchaser has relied solely upon Purchaser’s own knowledge of, and/or the advice of Purchaser’s own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Note.

6.7         Ability to Bear Economic Risk of Investment. Purchaser recognizes that an investment in the Subordinated Note involves substantial risk. Purchaser has the ability to bear the economic risk of Purchaser’s prospective investment in the Subordinated Note, including the ability to hold the Subordinated Note indefinitely, and further including the ability to bear a complete loss of all of Purchaser’s investment in Company.

6.8          Information. Purchaser acknowledges that: (i) Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Note were registered under the Securities Act, nor is Purchaser being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Note; (ii) Purchaser has conducted Purchaser’s own examination of Company and the terms of the Subordinated Note to the extent Purchaser deems necessary to make Purchaser’s decision to invest in the Subordinated Note; (iii) Purchaser has availed itself of publicly available financial and other information concerning Company to the extent Purchaser deems necessary to make Purchaser’s decision to purchase the Subordinated Note; and (iv) Purchaser has not received or relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from Company or any party acting on Company’s behalf in connection with the offer and purchase of the Subordinated Note.

6.9          Access to Information. Purchaser acknowledges that Purchaser and Purchaser’s advisors have been furnished with all materials relating to the business, finances and operations of Company that have been requested by Purchaser and Purchaser’s advisors and have been given the opportunity to ask questions of, and to receive answers from, Persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

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6.10       Investment Decision. Purchaser has made Purchaser’s own investment decision based upon Purchaser’s own judgment, due diligence, and advice from such advisors as Purchaser has deemed necessary and not upon any view expressed by any other Person, including the Financial Advisor. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Company’s representations and warranties contained herein. Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, including the Financial Advisor, except for the express statements, representations and warranties of Company made or contained in this Agreement. Furthermore, Purchaser acknowledges that (i) the Financial Advisor has not performed any due diligence review on behalf of Purchaser and (ii) nothing in this Agreement or any other materials presented by or on behalf of Company to Purchaser in connection with the purchase of the Subordinated Note constitutes legal, tax or investment advice.

6.11       Private Placement; No Registration; Restricted Legends. Purchaser understands and acknowledges that the Subordinated Note comes within the definition of “restricted securities” under Rule 144 of the Securities Act and is being sold by Company without registration under the Securities Act in reliance on the exemption from federal registration set forth in Section 4(a)(2) of the Securities Act or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only in compliance with the registration requirements of federal and state securities laws or if exemptions from the Securities Act and applicable state securities laws are available to Purchaser. Purchaser is not subscribing for the Subordinated Note as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. Purchaser further acknowledges and agrees that all certificates or other instruments representing the Subordinated Note will bear the restrictive legend set forth in the form of Subordinated Note. Purchaser further acknowledges Purchaser’s primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Note or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Neither the Company nor its Financial Advisor have or has made or are or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Note, or that the Subordinated Note purchased by Purchaser will ever be able to be lawfully resold, pledged or otherwise transferred.

6.12       Role of Financial Advisor. Purchaser will purchase the Subordinated Note directly from Company and not from the Financial Advisor, and Purchaser understands that neither the Financial Advisor nor any other broker or dealer has any obligation to make a market in the Subordinated Notes. Purchaser understands that the Financial Advisor has acted solely as a financial advisor to the Company and not as placement agent or underwriter in connection with offer and sale of the Subordinated Note.

6.13       Tier 2 Capital. If all or any portion of the Subordinated Note ceases to qualify for inclusion as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Note, Company will immediately notify the Purchaser, and thereafter, the Company and the Purchaser will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Note to qualify as Tier 2 Capital.

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6.14       Accuracy of Representations. Purchaser understands that the Company is relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Company.

7.            MISCELLANEOUS.

7.1         Prohibition on Assignment by Company. Except as described in Section 8(b) (Merger or Sale of Assets) of the Subordinated Note, Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Note without the prior written consent of Purchaser. In addition, in accordance with the terms of the Subordinated Note, any transfer of such Subordinated Note must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

7.2         Time of the Essence. Time is of the essence with respect to this Agreement.

7.3         Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the prior written consent of Purchaser. Notwithstanding the foregoing, Company may amend or supplement the Subordinated Notes without the consent of Purchaser to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of Purchaser. No failure to exercise or delay in exercising, by Purchaser, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided at law or in equity. No notice or demand on Company in any case shall, in and of itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Purchaser to any other or further action in any circumstances without notice or demand. No consent or waiver, express or implied, by Purchaser to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder. Failure on the part of Purchaser to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Purchaser of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.

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7.4         Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.5         Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next business day delivery, addressed:

if to Company:	Delmar Bancorp 2245 Northwood Drive Salisbury, Maryland 21801 Attention: Lloyd B. Harrison, III Chief Executive Officer
with a copy to:	Troutman Sanders LLP The Troutman Sanders Building 1001 Haxall Point Richmond, Virginia 23219 Tel: (804)697-1200 Fax: (804)697-1339 Attention: Jacob A. Lutz, III, Esq.
if to Purchaser:	To the address indicated on Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested).

7.6         Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless the Purchaser consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company.

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7.7         No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of the Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with Company.

7.8         Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to the Purchaser shall be in form and substance satisfactory to such Purchaser.

7.9         Entire Agreement. This Agreement and the Subordinated Note along with the Exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Note.

7.10       Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which the Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11       No Third Party Beneficiary. This Agreement is made for the sole benefit of Company and the Purchaser, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

7.12       Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.13      Reinstatement of Obligations. To the extent that Purchaser receives any payment on account of Company’s obligations under the Subordinated Note and any such payment and/or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment received, Company’s obligations under the Subordinated Note or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by Purchaser and applied on account of Company’s obligations; provided, however, if Purchaser successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment to any third party, the Company’s obligations to Purchaser that otherwise would have been revived pursuant to this subsection shall be deemed satisfied.

23

7.14      Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.15       Knowledge; Discretion. All references herein to Purchaser’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices, and such knowledge as would reasonably be expected to come to the attention of such officers in the performance of their respective duties. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by the Purchaser, to the making of a determination or designation by the Purchaser, to the application of the Purchaser’s discretion or opinion, to the granting or withholding of the Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to the Purchaser, or otherwise involving the decision making of the Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.16      Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR PURCHASER. THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.17       Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

7.18      Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

24

IN WITNESS WHEREOF, Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

DELMAR BANCORP

By:	/s/ Lloyd B. Harrison, III
Name:	Lloyd B. Harrison, III
Title:	Chief Executive Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

[PURCHASER’S NAME]

By:
Name:
Title:

Address of Purchaser:

[_____]
[_____]
[_____]

Address for Delivery of Note:

[_____]
[_____]
[_____]

Principal Amount of Subordinated Note Purchased:

$[_____]

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

EXHIBIT A

FORM OF SUBORDINATED NOTE

Exhibit A-1

EXHIBIT A

DELMAR BANCORP

6.000% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE JULY 1, 2030

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED IN SECTION 3 (SUBORDINATION) OF THIS SUBORDINATED NOTE) OF DELMAR BANCORP, A MARYLAND CORPORATION (THE “COMPANY”), INCLUDING OBLIGATIONS OF THE COMPANY TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES.

IN THE EVENT OF LIQUIDATION, ALL HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH HOLDERS OF SENIOR INDEBTEDNESS, THE HOLDER OF THIS SUBORDINATED NOTE, TOGETHER WITH THE HOLDERS OF ANY OBLIGATIONS OF THE COMPANY RANKING ON A PARITY WITH THE SUBORDINATED NOTES, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE COMPANY THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE (i) with respect to any obligation that by its terms expressly is junior in the right of payment to the Subordinated Notes, (ii) WITH RESPECT TO any indebtedness between the Company and any of its subsidiaries or affiliates or (iII) on account OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.

A-1

THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH PLAN OR OTHER PLAN TO FINANCE SUCH PURCHASE OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

A-2

No. [__________]	CUSIP Accredited Investors: 247035 AB4 / US247035AB45
CUSIP QIBs: 247035 AA6 / US247035AA61

DELMAR BANCORP

6.000% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE JULY 1, 2030

1.           Subordinated Notes. This subordinated note is one of an issue of notes of Delmar Bancorp, a Maryland corporation (the “Company”), designated as the “6.000% Fixed to Floating Rate Subordinated Notes due July 1, 2030” (the “Subordinated Notes”) issued pursuant to that Subordinated Note Purchase Agreement, dated as of the date upon which this Subordinated Note was originally issued (the “Issue Date”), between the Company and the one or more purchasers of the Subordinated Notes identified in the signature pages thereto (the “Purchase Agreement”).

2.           Payment. The Company, for value received, promises to pay to [_____], or its registered assigns, the principal sum of [_____] Dollars (U.S.) ($[_____]) plus accrued but unpaid interest on July 1, 2030 (the “Maturity Date”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes to but excluding July 1, 2025 or the earlier redemption date contemplated by Section 4 (Redemption) of this Subordinated Note (the “Fixed Rate Period”), at the rate of 6.000% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on January 1 and July 1 of each year (each payment date, a “Fixed Interest Payment Date”), beginning January 1, 2021, and (ii) from and including July 1, 2025 to but excluding the Maturity Date or earlier redemption date contemplated by Section 4 (Redemption) of this Subordinated Note (the “Floating Rate Period”), at the rate per annum, reset quarterly, equal to the Floating Interest Rate (as defined below) determined on the Floating Interest Determination Date (as defined below) of the applicable interest period plus 590 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears (each quarterly period, a “Floating Interest Period”) on January 1, April 1, July 1, and October 1 of each year (each payment date, a “Floating Interest Payment Date”). Dollar amounts resulting from this calculation shall be rounded to the nearest cent, with one-half cent being rounded up. The term “Floating Interest Determination Date” means the date upon which the Floating Interest Rate is determined by the Calculation Agent (as defined below) pursuant to the Three-Month Term SOFR Conventions (as defined below).

(a)          An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.

(b)          The “Floating Interest Rate” means:

(i)           initially Three-Month Term SOFR (as defined below).

(ii)          Notwithstanding the foregoing clause (i) of this Section 2(b):

(1)               If the Calculation Agent, reasonably determines in good faith prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then the Company shall promptly provide notice of such determination to the Noteholders (as defined below) and Section 2(c) (Effect of Benchmark Transition Event) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Interest Period.

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(2)               However, if the Calculation Agent reasonably determines in good faith that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Interest Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Calculation Agent.

(iii)        If the then-current Benchmark is Three-Month Term SOFR and any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Company, then the relevant Three-Month Term SOFR Conventions will apply.

(c)          Effect of Benchmark Transition Event.

(i)          If the Calculation Agent reasonably determines in good faith that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Interest Period in respect of such determination on such date and all determinations on all subsequent dates.

(ii)         In connection with the implementation of a Benchmark Replacement, the Company will have the right to make Benchmark Replacement Conforming Changes from time to time, and such changes shall become effective without consent from the relevant Noteholders or any other party.

(iii)        Any determination, decision or election that may be made by the Company or by the Calculation Agent pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:

(1)               will be conclusive and binding absent manifest error;

(2)               if made by the Company, will be made in the Company’s sole discretion;

(3)               if made by the Calculation Agent, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects; and

A-4

(4)          notwithstanding anything to the contrary in this Subordinated Note or the Purchase Agreement, shall become effective without consent from the relevant Noteholders or any other party.

(iv)        For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof.

(v)          As used in this Subordinated Note, the following terms have the meanings as set forth below:

(1)          “Benchmark” means, initially, Three-Month Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

(2)          “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a.                  The sum of (i) Compounded SOFR and (ii) the Benchmark Replacement Adjustment;

b.                  the sum of: (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

c.                  the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment;

d.                  the sum of: (i) the alternate rate of interest that has been selected by the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

(3)          “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a.                   the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

A-5

b.                  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

c.                   the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

(4)         “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Interest Period,” timing and frequency of determining rates with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Company reasonably decides in good faith may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company reasonably decides in good faith that adoption of any portion of such market practice is not administratively feasible or if the Company reasonably determines in good faith that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines in good faith is reasonably necessary).

(5)         “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

a.                   in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

b.                  in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

c.                   in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of such public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination.

A-6

(6)          “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

a.                  if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Company reasonably determines in good faith that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

b.                  a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

c.                   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

d.                  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

(7)          “Calculation Agent” means such bank or other entity as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes during the Floating Rate Period, which entity may, but need not, be the Company or an Affiliate (as defined below) of the Company.

(8)          “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company or its designee in accordance with:

a.                   the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

b.                  if, and to the extent that, the Company or its designee reasonably determines in good faith that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company or its designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment.

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(9)          “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

(10)         “FRBNY” means the Federal Reserve Bank of New York.

(11)         “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(12)         “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(13)         “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

(14)         “ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(15)         “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

(16)        “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(17)         “Reference Time” with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

(18)         “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

(19)         “SOFR” means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

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(20)         “Term SOFR” means the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(21)         “Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

(22)         “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions; provided, however, that in the event Three-Month Term SOFR calculated as described in the foregoing clause is less than zero, Three-Month Term SOFR shall be deemed to be zero.

(23)         “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company reasonably decides in good faith may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Company reasonably decides in good faith that adoption of any portion of such market practice is not administratively feasible or if the Company reasonably determines in good faith that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Company determines in good faith is reasonably necessary).

(24)         “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(d)          In the event that any Fixed Interest Payment Date during the Fixed Rate Period falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and no additional interest shall accrue as a result of that postponement. In the event that any Floating Interest Payment Date during the Floating Rate Period falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and interest shall accrue to but excluding the date interest is paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Interest Period, the Floating Interest Payment Date shall instead be brought forward to the immediately preceding Business Day. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in the State of Maryland are permitted or required by law or executive order to be closed.

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3.            Subordination.

(a)           The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company whether now outstanding or subsequently created, assumed, guaranteed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on: (i) all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments; (ii) any deferred obligations of the Company for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (iii) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar direct credit substitutes; (iv) any capital lease obligations of the Company; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (vi) all obligations that are similar to those in clauses (i) through (v) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee; (vii) all obligations of the types referred to in clauses (i) through (vi) of other Persons secured by a lien on any property or asset of the Company; and (viii) in the case of (i) through (vii) above, all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations; except “Senior Indebtedness” does not include (A) the Subordinated Notes, (B) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or (C) any indebtedness between the Company and any of its subsidiaries or Affiliates. This Subordinated Note is not secured by any assets of the Company or any of its subsidiaries or Affiliates. The term “Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. The term “Person” as used in this Subordinated Note means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization. The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(b)           In the event of any liquidation of the Company, holders of Senior Indebtedness of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note. Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Company ranking on parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to in the right of payment to the Subordinated Notes, (ii) with respect to any indebtedness between the Company and any of its subsidiaries or Affiliates or (iii) on account of any capital stock.

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(c)          If there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Indebtedness or (ii) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Company with respect to the Subordinated Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 (Subordination) would be applicable.

(d)         Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes. Each Noteholder, by its acceptance hereof, further acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.

4.	Redemption.

(a)           Redemption Prior to Fifth Anniversary. This Subordinated Note shall not be redeemable by the Company in whole or in part prior to July 1, 2025, except in the event of a: (i) Tier 2 Capital Event (as defined below); (ii) Tax Event (as defined below); or (iii) Investment Company Event (as defined below). Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, the Company may redeem this Subordinated Note, subject to Section 4(f) (Regulatory Approvals) hereof, in whole or in part at any time, upon giving not less than ten (10) business days’ notice to the holder of this Subordinated Note at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date. “Tier 2 Capital Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is, or within one hundred twenty (120) days after receipt of such opinion there will be, a material risk that this Subordinated Note does not qualify as “Tier 2” Capital (as defined by the Federal Reserve) (or its then equivalent) as a result of a change in law or regulation, or interpretation or application thereof, by any judicial, legislative or regulatory authority that becomes effective after the date of issuance of this Subordinated Note. “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Company on the Subordinated Notes is not, or within one hundred twenty (120) days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes. “Investment Company Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within one hundred twenty (120) days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

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(b)           Redemption on or after Fifth Anniversary. On or after July 1, 2025, subject to the provisions of Section 4(f) (Regulatory Approvals) hereof, this Subordinated Note shall be redeemable at the option of and by the Company, in whole or in part from time to time upon any Interest Payment Date, at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date, but in all cases in a principal amount with integral multiples of $1,000. In addition, the Company may redeem all or a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event.

(c)           Partial Redemption. If less than the then-outstanding principal amount of this Subordinated Note is redeemed, (i) a new Subordinated Note shall be issued representing the unredeemed portion without charge to the Noteholder and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Noteholder shall be redeemed.

(d)           No Redemption at Option of Noteholder. This Subordinated Note is not subject to redemption at the option of the Noteholder.

(e)           Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that this Subordinated Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption interest shall cease to accrue on the portion of this Subordinated Note called for redemption, this Subordinated Note shall no longer be deemed outstanding with respect to the portion called for redemption and all rights with respect to the portion of this Subordinated Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, except only the right of the Noteholder to receive the amount payable on such redemption, without interest. For purposes of clarity, any redemption made pursuant to the terms of this Subordinated Note shall be made on a pro rata basis, and, to the extent applicable and for purposes of a redemption processed through The Depository Trust Company (DTC), on a “Pro Rata Pass-Through Distribution of Principal” basis, among all of the Subordinated Notes outstanding at the time thereof.

(f)            Regulatory Approvals. Any redemption pursuant to this Section 4 shall be subject to receipt of any and all required federal and state regulatory approvals or non-objections, including, but not limited to, the consent of the Federal Reserve. In the case of any redemption of this Subordinated Note pursuant to paragraphs (b) or (c) of this Section 4, the Company will give the Noteholder notice of redemption, which notice shall indicate the aggregate principal amount of Subordinated Notes to be redeemed, not less than thirty (30) nor more than forty-five (45) calendar days prior to the redemption date.

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(g)           Purchase and Resale of the Subordinated Notes. Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Company shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

5.            Events of Default; Acceleration; Compliance Certificate.

Notwithstanding any cure periods provided for below, the Company shall promptly (but in no event later than five (5) Business Days following the Company becoming aware of the occurrence of such event) notify the Noteholders in writing when the Company becomes aware of the happening of any event described below. Regardless of whether the Company has provided the forgoing notice, each of the following events shall constitute an “Event of Default”:

(a)           the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of sixty (60) consecutive calendar days;

(b)           the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c)           the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature or (iv) ceases to be a bank holding company under the Bank Holding Company Act of 1956, as amended;

(d)           the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of fifteen (15) calendar days;

(e)           the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable;

(f)           the liquidation of the Company (for the avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its subsidiaries);

(g)           the failure of the Company to perform any other covenant or agreement on the part of the Company contained in this Subordinated Note, and the continuation of such failure for a period of thirty (30) days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 21 (Notices), to the Company by a Noteholder;

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(h)           the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $1,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled; or

(i)             any certification made to any Noteholder pursuant to the Purchase Agreement by the Company or otherwise made in writing to any Noteholder in connection with or as contemplated by the Purchase Agreement or this Subordinated Note by the Company shall be materially incorrect or false as of the delivery date of such certification, or any representation to any Noteholder by the Company as to the financial condition or credit standing of the Company is or proves to be materially false or misleading.

Unless the principal amount of this Subordinated Note already shall have become due and payable, if an Event of Default set forth in Section 5(a) or Section 5(b) above shall have occurred and be continuing, then the principal amount of this Subordinated Note, and accrued and unpaid interest, if any, on the Subordinated Note will become and be immediately due and payable without any declaration or other act on the part of the Noteholder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company treats the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 5(a) or Section 5(b), no Noteholder may accelerate the Maturity Date of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. The Company, within forty-five (45) calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 13 (Registration of Transfer, Security Register) below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.

6.            Failure to Make Payments. In the event of an Event of Default under Section 5(d) or Section 5(e) above, the Company will, upon demand of the Noteholder, pay to the Noteholder the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of the Subordinated Note in any manner), with interest on the overdue principal and interest at the per annum rate borne by this Subordinated Note, to the extent permitted by applicable law. If the Company fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

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Upon the occurrence of an Event of Default, until such Event of Default is cured by the Company or waived by the Noteholders in accordance with Section 17 (Waiver and Consent) hereof, except as may be required by any federal or state bank regulatory agency, the Company shall not: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock; (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans (including, without limitation, any repurchases or acquisitions in connection with the forfeiture of any stock award, cashless or net exercise of any option, or acceptance of common stock in lieu of an award recipient’s tax obligations under any equity award) (the foregoing clauses (i) through (v) are collectively referred to as the “Permitted Dividends”). The limitations imposed by the provisions of this Section 6 shall apply whether or not the Noteholder has notified the Company of an Event of Default.

7.            Affirmative Covenants of the Company; Compliance Certificate.

(a)          Notice of Certain Events. To the extent permitted by applicable statute, rule or regulation, the Company shall provide written notice to the Noteholder, at its addresses shown on the Security Register, of the occurrence of any of the following events as soon as practicable, but in no event later than fifteen (15) Business Days following the Company becoming aware of the occurrence of such event:

(i)           The total risk-based capital ratio, Tier 1 risk-based capital ratio, common equity Tier 1 risk-based capital ratio or leverage ratio of either The Bank of Delmarva or Virginia Partners Bank, the Company’s subsidiary banks (each individually, a “Bank” and collectively, the “Banks”), becomes less than ten percent (10.0%), eight percent (8.0%), six and one-half percent (6.50%) or five percent (5.0%), respectively, as of the end of any calendar quarter (provided that, to the extent either Bank has opted into the community bank leverage ratio framework, no notice need be given until such Bank ceases to be a qualifying community banking organization, as defined under 12 CFR § 3.12);

(ii)          The Company, or any of the Company’s subsidiaries, or any officer of the Company (in such capacity), becomes subject to any formal, written regulatory enforcement action (as defined by the applicable state or federal bank regulatory authority);

(iii)         The ratio of non-performing assets to total assets of either Bank, as calculated by the Company in the ordinary course of business and consistent with past practices, becomes greater than five percent (5.0%), as of the end of any calendar quarter;

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(iv)         The appointment, resignation, removal or termination of the chief executive officer, president, chief operating officer, chief financial officer, chief credit officer, chief lending officer or any director of the Company;

(v)          There is a change known to the Company in ownership of 25% or more of the outstanding securities of the Company entitled to vote for the election of directors; or

(vi)         The Company issues any additional Indebtedness.

(b)         Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Noteholder that it will duly and punctually pay the principal of, and interest on, this Subordinated Note, in accordance with the terms hereof.

(c)          Maintenance of Office. The Company will maintain an office or agency in the City of Salisbury, Maryland where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Subordinated Notes may be served.

The Company may also from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the State of Maryland. The Company will give prompt written notice to the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.

(d)          Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company; (ii) the existence (corporate or other) of each subsidiary of the Company and the Banks; and (iii) the rights (constituent governing documents and statutory), licenses and franchises of the Company and each subsidiary of the Company and the Banks; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries (other than the Banks) or any such right, license or franchise of the Company or any of its subsidiaries (other than the Banks) if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders; provided further that the Company may in its discretion merge the Banks into one another.

(e)          Maintenance of Properties. The Company will, and will cause each subsidiary of the Company and the Banks to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7(e) will prevent the Company or any subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the reasonable judgment of the Board of Directors of the Company or of any subsidiary, as the case may be, desirable in the conduct of its business and that the discontinuance thereof will not be disadvantageous in any material respect to the Noteholders.

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(f)           Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 7(c) (Maintenance of Office), Section 7(d) (Corporate Existence), or Section 7(e) (Maintenance of Properties) above, with respect to this Subordinated Note if before the time for such compliance the Noteholders of at least a majority in aggregate principal amount of the outstanding Subordinated Notes, by act of such Noteholders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company in respect of any such term, provision or condition will remain in full force and effect.

(g)          Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to qualify for inclusion as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will immediately notify the Noteholders and thereafter the Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Section 7(g) (Tier 2 Capital) shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to Section 4(a) (Redemption Prior to Fifth Anniversary) or Section 4(b) (Redemption on or after Fifth Anniversary).

(h)          Compliance with Laws. The Company and each subsidiary of the Company and the Banks shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect (as such term is defined in the Purchase Agreement).

(i)           Taxes and Assessments. The Company shall punctually pay and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, however, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.

(j)           Financial Statements; Access to Records.

(i)            Not later than forty-five (45) days following the end of each quarterly period for which the Company has not submitted a Consolidated Financial Statements for Holding Companies Reporting Form FR Y-9C to the Federal Reserve, upon request, the Company shall provide the Noteholder with a copy of the Company’s unaudited consolidated balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, prepared in accordance with past practice. Quarterly financial statements, if required herein, shall be unaudited and need not comply with GAAP.

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(ii)           Not later than one hundred twenty (120) days from the end of each fiscal year, upon request the Company shall provide the Noteholder with copies of the Company’s audited financial statements consisting of the consolidated balance sheet of the Company as of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders’ equity and cash flows for the fiscal year then ended. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

(k)          Company Statement as to Compliance. The Company will deliver to Noteholder, within one hundred twenty (120) days after the end of each fiscal year, an Officer’s Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, (i) the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Subordinated Note (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge; and (ii) any event or events have occurred that in the reasonable judgment of the management of the Company would have a Material Adverse Effect.

8.            Negative Covenants of the Company.

(a)          Limitation on Dividends. The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company if the Company is not “well capitalized” for regulatory purposes immediately prior to the declaration of such dividend or distribution, except for Permitted Dividends.

(b)         Merger or Sale of Assets. The Company shall not merge into another entity or convey, transfer or lease substantially all of its properties and assets to any Person, unless:

(i)            the continuing entity into which the Company is merged or the Person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; provided, however, that no express assumption shall be required by any successor by merger to the Company to the extent such legal successor assumes the Company’s obligations hereunder by operation of law; and

(ii)           immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

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(c)           Continuance of Business. Other than in connection with a transaction which complies with Section 8(b), the Company shall not take any action, omit to take any action or enter into any other transaction that would have the effect of: (i) the Company ceasing to be a bank holding company under the Bank Holding Company Act of 1956, as amended (provided, however, for the avoidance of doubt, nothing herein is intended to prohibit Company from electing to be a financial holding company or, following such an election, exiting financial holding company status), (ii) the liquidation or dissolution of the Company or either Bank, (iii) either Bank ceasing to be an “insured depository institution” under Section 3(c)(2) of the Federal Deposit Insurance Act, as amended or (iv) the Company owning less than one hundred percent (100%) of the capital stock of either Bank; provided, however, for the avoidance of doubt, nothing in this Section shall prohibit the Company from restructuring either or both of the Banks to conduct business under a single banking charter.

9.            Denominations. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

10.          Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Noteholder requesting such transfer or exchange.

11.          Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by check, by wire transfer or by Automated Clearing House (ACH) transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder if such Noteholder shall have previously provided wire or ACH instructions to the Company, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined in Section 21 (Notices) below) or at such other place or places as the Company shall designate by notice to the registered Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made on each Interest Payment Date by wire transfer in immediately available funds or check mailed to the registered Noteholder, as such Person’s address appears on the Security Register. Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day, except that interest not paid on the Interest Payment Date, if any, will be paid to the holder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Company (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten (10) calendar days prior to such Special Record Date. To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first against costs and expenses of the Noteholder, if any, for which the Company is liable under this Subordinated Note; then against interest due hereunder; and then against principal due hereunder. The Noteholder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event that the Noteholder receives payments in excess of the Noteholder’s pro rata share of the Company’s payments to the holders of all of the Subordinated Notes, then the Noteholder shall hold in trust all such excess payments for the benefit of the other Noteholders and shall pay such amounts held in trust to such other holders upon demand by such Noteholders.

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12.          Form of Payment. Payments of principal of and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

13.          Registration of Transfer, Security Register. Except as otherwise provided herein, or in the Purchase Agreement between Noteholder and the Company, and subject to limitations on transfer under applicable state and federal securities laws, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by its attorney duly authorized in writing, at the Payment Office or the offices of the Registrar. The Company or its agent (the “Registrar”) shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Company or the Registrar shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or its attorney duly authorized in writing, with such tax identification number (including, without limitation, an appropriate and properly executed Internal Revenue Service Form W-9 or appropriate type of Form W-8) or other information for each Person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Company may reasonably request to comply with applicable law. No exchange or registration of transfer of this Subordinated Note shall be made on or after (i) the fifteenth (15th) day immediately preceding the Maturity Date or (ii) the due delivery of notice of redemption.

14.          Successors and Assigns. This Subordinated Note shall be binding upon the Company and inure to the benefit of the Noteholder and its respective successors and permitted assigns. The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder only to the extent and in the manner permitted by the terms of this Subordinated Note, the Purchase Agreement, and under applicable securities laws and regulations. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Noteholder hereunder.

15.          Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes.

A-20

16.              Ownership. Prior to due presentment of this Subordinated Note for registration of transfer, the Company may treat the holder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Company shall not be affected by any notice to the contrary.

17.              Waiver and Consent.

    (a)                This Subordinated Note may be amended or waived pursuant to, and in accordance with, the provisions set forth herein and as set forth in Section 7.3 of the Purchase Agreement. Any such consent or waiver given by the Noteholder shall be conclusive and binding upon such Noteholder and upon all subsequent holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note. No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Any insured depository institution that shall be a Noteholder or that otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

    (b)                No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the Noteholders holding more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to Section 4(c) (Partial Redemption), Section 5 (Events of Default; Acceleration), Section 6 (Failure to Make Payments), Section 15 (Priority), or Section 17 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any Noteholder; or (vii) disproportionately and adversely affect the rights of any of the holders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by any Noteholder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Noteholders to any other or further action in any circumstances without notice or demand. No consent or waiver, express or implied, by the Noteholders to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

18.              Absolute and Unconditional Obligation of the Company. No provisions of this Subordinated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed. No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.

19.              No Sinking Fund; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary of the Company.

20.              No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Noteholder and as part of the consideration for the issuance of this Subordinated Note.

21.              Notices. All notices to the Company under this Subordinated Note shall be in writing and addressed to the Company at:

Delmar Bancorp

2245 Northwood Drive

Salisbury, Maryland 21801

Attention: John W. Breda, President and Chief Operating Officer

and

Virginia Partners Bank

410 William Street

Fredericksburg, Virginia 22401

Attention: Lloyd B. Harrison, III, Chief Executive Officer

with a copy to

Troutman Sanders LLP

The Troutman Sanders Building

1001 Haxall Point, Richmond, Virginia 23219

Attention: Jacob A. Lutz, III, Esq.

or to such other address as the Company may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

22.              Further Issues. The Company may, without the consent of the Noteholders, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.

23.              Governing Law; Interpretation. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NORTH CAROLINA AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF. IT IS INTENDED THAT THIS SUBORDINATED NOTE SHALL MEET THE CRITERIA FOR QUALIFICATION OF THE OUTSTANDING PRINCIPAL AS TIER 2 CAPITAL UNDER THE REGULATORY GUIDELINES OF THE FEDERAL RESERVE, AND THE TERMS HEREOF SHALL BE INTERPRETED IN A MANNER TO SATISFY SUCH INTENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

DELMAR BANCORP

By:
Name:	Lloyd B. Harrison
Title:	Chief Executive Officer

ATTEST:

Name:	John W. Breda
Title:	President & Chief Operating Officer

[Signature Page to Subordinated Note]

ASSIGNMENT FORM

[Capitalized terms used herein but not defined have the meanings assigned in the Subordinated Note]

To assign this Subordinated Note of Delmar Bancorp, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:___________________  Your signature:________________________________________

(Sign exactly as your name appears on the face of this Subordinated Note)

FOR EXECUTION BY AN ENTITY:

Entity name:

By:
Name:
Title:

Tax Identification No:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The undersigned certifies that he/she/it [is / is not] (circle one) an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] (circle one) an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

□	(1)	acquired for the undersigned’s own account, without transfer;
□	(2)	transferred to the Company;
□	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);
□	(4)	transferred under an effective registration statement under the Securities Act;
□	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;
□	(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);
□	(7)	transferred to an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), not referred to in item (6) that has been provided with the information designated under Section 4(d) of the Securities Act; or
□	(8)	transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register this Subordinated Note in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:
(Sign exactly as your name appears on the face of this Subordinated Note)

FOR EXECUTION BY AN ENTITY:

Entity name:

By:
Name:
Title:

Tax Identification No.:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signature:

Print name:

FOR EXECUTION BY AN ENTITY:

Entity name:

By:
Name:
Title:

Tax Identification No.:

EXHIBIT B

FORM OF OPINION OF COUNSEL

1.                     The Company (i) has been incorporated and is validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in Company’s Reports and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

2.                     The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

3.                     Company has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents.

4.                     The Agreement has been duly and validly authorized, executed and delivered by Company. The Agreement constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

5.                     The Subordinated Note has been duly and validly authorized by Company and when issued and delivered to and paid for by Purchaser in accordance with the terms of the Agreement, will have been duly executed, issued and delivered and will constitute a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

6.                     Assuming the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, Purchaser set forth in the Agreement, the Subordinated Note will be issued in a transaction exempt from the registration requirements of the Securities Act.

7.                     The issuance and sale of the Subordinated Note by the Company, the compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions therein contemplated do not and will not, whether with or without the giving of notice or passage of time or both, (A) result in any violation of the provisions of the Company Articles or the Bylaws or (B) result in any violation of any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body having jurisdiction over the Company or any of its properties, except with respect to subsection (B) for such violation as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

* The opinion letter of counsel will be subject to customary limitations, qualifications and carveouts.

Exhibit B-1

Schedule 4.1.1.2 – Direct and Indirect Subsidiaries

Name of Entity	Jurisdiction of Organization	Ownership Interest
Delmar Bancorp	Maryland
The Bank of Delmarva	Delaware	100.00%
(d/b/a in New Jersey as Liberty Bell Bank, a division of The Bank of Delmarva)
Delmarva Real Estate Holdings, LLC	Maryland	100.00%
Davie Circle, LLC	Delaware	100.00%
Delmarva BK Holdings, LLC	Maryland	100.00%
FBW, LLC	Maryland	50.00%
Virginia Partners Bank	Virginia	100.00%
(d/b/a in Maryland as Maryland Partners Bank (a division of Virginia Partners Bank))
Bear Holdings, Inc.	Virginia	100.00%
410 William Street, LLC	Virginia	100.00%
Johnson Mortgage Company, LLC	Virginia	51.00%